Exhibit 10.16

OFFICE LEASE

THIS OFFICE LEASE is made and entered into as of October 5, 2015, by and between GROVE II LLC, a Missouri limited liability company ("Landlord"), and ECLAT PHARMACEUTICALS LLC, a Delaware limited liability company ("Tenant").

ARTICLE 1 - LEASE OF PREMISES

Section 1.01. Basic Lease Provisions and Definitions.

(a)          Leased Premises (shown outlined on Exhibit A attached hereto): Suite 200 of the building located at 16640 Chesterfield Grove Road, Chesterfield, Missouri 63005 (the "Building").

(b)          Rentable Area: approximately 12,000 rentable square feet. The Rentable Area includes the square footage within the Leased Premises plus a pro rata portion of the square footage of the common areas within the Building, as reasonably determined by Landlord.

(c)          Tenant's Proportionate Share: 35.39%.

(d)          Lease Term: Five (5) years.

(e)          Target Commencement Date: November 2, 2015

(f)          Minimum Annual Rent & Monthly Rental Installment:

Period	Minimum Annual Rent/RSF		Monthly Rental Installment
Year 1	$23.50	/RSF	$23,500.00
Year 2	$24.00	/RSF	$24,000.00
Year 3	$24.50	/RSF	$24,500.00
Year 4	$25.00	/RSF	$25,000.00
Year 5	$25.50	/RSF	$25,500.00

(g)          Base Year (for Operating Expenses): Calendar Year 2016.

(h)          Security Deposit: $47,000.00.

(i)          Permitted Use: General office purposes.

(j)          Broker(s): Steve Rees, Jamestown Development, Inc., representing Tenant and none representing Landlord.

(k)          Address for notices and payments are as follows:

Landlord:	Grove II LLC
540 Maryville Centre Drive, Suite 340
St. Louis, MO 63141

Tenant:	Eclat Pharmaceuticals LLC
(prior to occupancy)	702 Spirit 40 Park Dr #108
Chesterfield, Missouri 63005

Tenant:	Eclat Pharmaceuticals LLC
(following occupancy)	16640 Chesterfield Grove Road, Suite 200
Chesterfield, Missouri 63005

(1)	Guarantor:	Flamel Technologies SA
16640 Chesterfield Grove Road, Suite 200
Chesterfield, Missouri 63005

EXHIBITS

Exhibit A - Leased Premises

Exhibit B - Tenant Improvements

Exhibit C - Letter of Understanding

Exhibit D - Rules and Regulations

Section 1.02. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following (collectively, the "Common Areas"): the areas of the Building and the underlying land and improvements thereto that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others.

ARTICLE 2 - TERM AND POSSESSION

Section 2.01. Term. The Lease Term shall commence as of the date (the "Commencement Date") that Substantial Completion (as defined in Exhibit B hereto) of the Tenant Improvements (as defined in Section 2.02 below) occurs.

Section 2.02. Construction of Tenant Improvements. Landlord, at Landlord’s cost, shall construct and install all leasehold improvements to the Leased Premises (collectively, the "Tenant Improvements") in accordance with Exhibit B attached hereto and made a part hereof.

Section 2.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately (a) surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair, (b) remove from the Leased Premises (i) Tenant's Property (as defined in Section 8.01 below), and (ii) any alterations required to be removed pursuant to Section 7.03 below, and (c) repair any damage caused by any such removal and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear excepted. All of Tenant's Property that is not removed within ten (10) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant's cost without incurring any liability to Tenant. This Section 2.03 shall survive the expiration or any earlier termination of this Lease.

Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at two hundred percent (200%) of the Monthly Rental Installment and Annual Rental Adjustment (as hereinafter defined) for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. In the event a month-to-month tenancy is created by operation of law, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days' prior written notice to the other, whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

ARTICLE 3 - RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments in advance, without demand, deduction or offset, on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated.

Section 3.02. Annual Rental Adjustment Definitions.

(a)          "Annual Rental Adjustment" shall mean the amount of Tenant's Proportionate Share of Operating Expenses for a particular calendar year.

(b)          "Operating Expenses" shall mean the amount of all of Landlord's costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Building and the Common Areas in good condition and repair for a particular calendar year (including all additional costs and expenses that Landlord reasonably determines that it would have paid or incurred during such year if the Building had been fully occupied), including by way of illustration and not limitation, the following: all property taxes (real and personal), ad valorem taxes, and non-ad valorem taxes; all assessment (including levy district assessments) related to the Building and underlying property; insurance premiums and deductibles; water, sewer, electrical, gas and other utility charges other than the separately billed electrical and other charges paid by Tenant or other tenants in the Building; capital improvements to the extent necessary to comply with applicable law or which reduce any component cost of the Operating Expenses; service and other charges incurred in the repair, replacement, operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; costs associated with providing fitness and/or conference facilities, if any; cleaning and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; access patrols; license, permit and inspection fees; management fees; administrative fees (not to exceed 10% of the Operating Expense excluding such fee); supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair and replacement of the driveways, parking and sidewalk areas (including snow and ice removal), landscaped areas, and lighting; maintenance and repair costs, dues, fees and assessments incurred under any covenants, trust indentures or charged by any owners association; and expenses incurred by Landlord related to disputes of any of the foregoing. The cost of any Operating Expenses that are capital in nature shall be amortized over the useful life of the improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses.

(c)          "Tenant's Proportionate Share of Operating Expenses" shall mean an amount equal to the product of Tenant's Proportionate Share multiplied by the difference of the Operating Expenses for the applicable calendar year minus the Operating Expenses for the Base Year; provided that such amount shall not be less than zero. All Operating Expenses shall be calculated by Landlord in accordance with generally accepted accounting principles, consistently applied.

Section 3.03. Payment of Additional Rent.

(a)          Any amount required to be paid by Tenant hereunder (in addition to Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease, except for the Tenant Improvements set forth in Section 2.02, shall be considered "Additional Rent" payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder, except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Minimum Annual Rent.

(b)          In addition to the Minimum Annual Rent specified in this Lease, commencing on January 1, 2017, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each calendar year or partial calendar year thereafter during the Lease Term, an amount equal to the Annual Rental Adjustment for such calendar year. Landlord shall estimate the Annual Rental Adjustment annually, and written notice thereof shall be given to Tenant prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment. If Operating Expenses increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year. Within a reasonable time after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year. This Section 3.03 shall survive the expiration or any earlier termination of this Lease.

Section 3.04. Late Charges. Tenant acknowledges that Landlord will incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the "Prime Rate") plus six percent (6%) per annum.

ARTICLE 4 - SECURITY DEPOSIT

Upon execution and delivery of this Lease by Tenant, Tenant shall deposit the Security Deposit with Landlord as security for the performance by Tenant of all of Tenant's obligations contained in this Lease. In the event of a Default by Tenant, Landlord may apply all or any part of the Security Deposit to cure all or any part of such Default; provided, however, that any such application by Landlord shall not be or be deemed to be an election of remedies by Landlord or considered or deemed to be liquidated damages. Tenant agrees promptly, upon demand, to deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this Article 4 shall be without interest and may be commingled by Landlord. At the end of the Lease Term, provided that there is then no uncured default or any repairs required to be made by Tenant pursuant to Section 2.03 above or Section 7.03 below, Landlord shall return the Security Deposit to Tenant within thirty (30) days following the end of the Lease Term. If any amounts are deducted from the Security Deposit due to repairs performed by Landlord, an accounting of such repairs and copies of any related invoices shall be provided to Tenant within thirty (30) days of the termination of this Lease.

ARTICLE 5 - OCCUPANCY AND USE

Section 5.01. Use. Tenant shall use the Leased Premises for the Permitted Use and for no other purpose without the prior written consent of Landlord.

Section 5.02. Covenants of Tenant Regarding Use.

(a)          Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all covenants that encumber the Building and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions, rules and regulations of Landlord, including the Building Rules and Regulations attached hereto as Exhibit D and made a part hereof, as may be modified from time to time by Landlord on reasonable notice to Tenant.

(b)          Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance, obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of Landlord's directions, rules and regulations, but agrees that any enforcement thereof shall be done uniformly. Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose or in any manner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged.

Section 5.03. Parking. Tenant may utilize up to a maximum of 36 parking spaces in the parking lot adjacent to the Building at no additional cost to Tenant. Only one (1) vehicle shall be parked in each space at any one time.

Section 5.04. Landlord's Rights Regarding Use. Without limiting any of Landlord's rights specified elsewhere in this Lease (a) Landlord shall have the right at any time, without notice to Tenant, to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper, so long as Tenant at all times has reasonable rights of access to the Demised Premises, and (b) Landlord, its agents, employees and contractors and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable notice (except in the event of an emergency where no notice shall be required) for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant's compliance with this Lease), showing the same to prospective purchasers, mortgagees or tenants (but, with respect to prospective tenants, only during the last year of the Lease Term), and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable, provided, however, that any such repairs, alterations or improvements shall be performed in a manner calculated to minimize, to the extent practical, the impact on Tenant’s business operations. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES

Section 6.01. Services to be Provided. Provided Tenant is not in default, Landlord shall furnish to Tenant, except as noted below, the following utilities and other services to the extent reasonably necessary for Tenant's use of the Leased Premises for the Permitted Use, or as may be required by law or directed by governmental authority:

(a)          Electricity, heating, ventilation and air-conditioning between the hours of 7:00 a.m. and 6:00 p.m. Monday through Friday and 7:00 a.m. to 1:00 p.m. on Saturday of each week except on legal holidays;

(b)          Elevator service;

(c)          Water in the Common Areas for lavatory and drinking purposes;

(d)          Cleaning and janitorial service in the Leased Premises and Common Areas on Monday through Friday of each week except legal holidays; provided, however, Tenant shall be responsible for carpet cleaning other than routine vacuuming; and

(e)          Maintenance of the Common Areas.

Section 6.02. Additional Services.

(a)          If Tenant requests utilities or building services in addition to those identified above, or if (i) Tenant uses any of the above utilities or services in frequency, scope, quality or quantity substantially greater than that which Landlord determines is used by other commercial office tenants in the Building (measured proportionately based on space), and (ii) Landlord provides written notice thereof to Tenant, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or services. In the event Landlord is able to and does furnish such additional utilities or services, the costs thereof (which shall be deemed to mean the cost that Tenant would have incurred had Tenant contracted directly with the utility company or service provider) shall be borne by Tenant, who shall reimburse Landlord monthly for the same as Additional Rent. Landlord shall also have the right to submeter or separately meter the Leased Premises at Tenant’s sole cost, and Tenant shall pay such utilities based on the submeter or separate meter; provided, however, no such additional submeter or separate meter shall be installed if the costs of installation thereof exceeds $1,000.00 unless the Tenant has provided its prior written consent to such installation.

(b)          If any lights, density of staff, machines or equipment used by Tenant in the Leased Premises materially affect the temperature otherwise maintained by the Building's air-conditioning system or generate substantially more heat in the Leased Premises than that which would normally be generated by commercial office tenants in the Building using comparable sized space, then Landlord shall have the right to install any machinery or equipment that Landlord considers reasonably necessary in order to restore the temperature balance between the Leased Premises and the rest of the Building, including, without limitation, equipment that modifies the Building's air-conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance in connection therewith shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this Section 6.02. Prior to installing any such machinery or equipment, Landlord must provide Tenant with written notice of its intent to install such equipment, and a period not less than thirty (30) days in which Tenant may attempt to cure the deficient temperature balance.

(c)          If Tenant uses the HVAC outside of those hours listed in Section 6.01, Landlord shall bill Tenant monthly for "After Hours" use of HVAC at the rate of $100.00 per hour of usage.

Section 6.03. Interruption of Services. No interruption or malfunction of any of the services to be furnished by Landlord hereunder shall constitute an eviction or disturbance of Tenant's use and possession of Leased Premises, or a breech by Landlord of any of its obligations hereunder, or render Landlord liable for damages or entitle Tenant to be relieved of any of its obligations hereunder (including obligation to pay Rent) or grant Tenant any right of set-off or recoupment. In the event of any such interruption or malfunction of such services, however, Landlord agrees to use reasonable diligence to restore such service.

ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01. Repair and Maintenance of Building. Landlord shall make all necessary repairs and replacements to the roof, exterior walls, exterior doors, windows, corridors and other Common Areas, and Landlord shall keep the Building in a clean and neat condition and use reasonable efforts to keep all equipment used in common with other tenants in good condition and repair. The cost of such repairs, replacements and maintenance shall be included in Operating Expenses to the extent provided in Section 3.02; provided however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant's sole expense.

Section 7.02. Repair and Maintenance of Leased Premises. Landlord shall keep and maintain the Leased Premises in good condition and repair. The cost of such repairs and maintenance to the Leased Premises shall be included in Operating Expenses; provided however, to the extent any repairs or maintenance are required in the Leased Premises because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees or are made at the specific request of Tenant, Landlord shall make such repairs or perform such maintenance at Tenant's sole expense. Notwithstanding the above, Tenant shall be solely responsible for any repair or replacement with respect to Tenant's Property (as defined in Section 8.01 below) located in the Leased Premises. Nothing in this Article 7 shall obligate Landlord or Tenant to repair normal wear and tear to any paint, wall covering or carpet in the Leased Premises.

Section 7.03. Alterations. Tenant shall not permit alterations in or to the Leased Premises unless and until Landlord has approved the plans therefor in writing. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord's consent to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing; provided, however, that Tenant may in good faith contest the same by appropriate legal proceedings so long as a bond or other security covering the amount of the lien is furnished to Landlord. Tenant shall indemnify Landlord from all costs, losses, expenses and reasonable attorneys' fees in connection with any construction or alteration and any related lien; provided, however, that the foregoing indemnity shall not apply to with respect to the construction of the Tenant Improvements.

ARTICLE 8 - INDEMNITY AND INSURANCE

Section 8.01. Release. All of Tenant's trade fixtures, equipment, inventory and all other personal property in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, equipment, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation or direction of Tenant (all of which property shall be referred to herein, collectively, as "Tenant's Property"), shall be and remain at Tenant's sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord from (a) any and all liability for theft or damage to Tenant's Property (except to the extent of the contributory negligence or willful misconduct of Landlord, its agents, employees or contractors), and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises, the Building or the Common Areas, except to the extent caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

Section 8.02. Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant's agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building or the Common Areas, (b) arising out of or relating to any of Tenant's Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

Section 8.03. Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors, customers or invitees in or about the Leased Premises, the Building or the Common Areas. This Section 8.03 shall survive the expiration or earlier termination of this Lease.

Section 8.04. Tenant's Insurance. During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

(a)          Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises and Tenant's use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $1,000,000, for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(b)          Property Insurance. Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of Tenant's Property and betterments (including alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above), which insurance shall include an agreed amount endorsement waiving coinsurance limitations.

(c)          Worker's Compensation Insurance. Worker's Compensation insurance in amounts required by applicable law.

All insurance required by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best's rating of A IX or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days' prior written notice to Landlord. In addition, Tenant's insurance shall protect Tenant and Landlord as their interests may appear, naming Landlord, Landlord's managing agent, and any mortgagee requested by Landlord, as additional insureds under its commercial general liability policies. On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 or ACORD 25-S (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, together with a copy of the endorsement(s) to Tenant's commercial general liability policy evidencing primary and non-contributory coverage afforded to the appropriate additional insureds. Upon Tenant's receipt of a request from Landlord, Tenant shall provide Landlord with copies of all insurance policies, including all endorsements, evidencing the coverages required hereunder. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable), after not less than ten (10) days prior written notice to Tenant, Landlord may obtain such insurance on Tenant's behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types.

ARTICLE 9 - CASUALTY

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord's obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the leasehold improvements as were originally required to be made by Landlord pursuant to Section 2.02 above, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) so destroyed that they cannot be repaired or rebuilt within six (6) months from the casualty date; or (b) destroyed by a casualty that is not covered by insurance or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, Landlord or Tenant may, upon thirty (30) days' written notice to Tenant, terminate this Lease with respect to matters thereafter accruing. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord's award.

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld. In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease.

ARTICLE 12 - TRANSFERS BY LANDLORD

Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance; provided that the purchaser shall have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

Section 12.02. Estoppel Certificate. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost to Landlord, an estoppel certificate in such form as Landlord may reasonably request certifying (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (d) any other matters or state of facts reasonably required respecting this Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

Section 12.03. Subordination. Landlord shall have the right to subordinate this Lease to any mortgage, deed to secure debt, deed of trust or other instrument in the nature thereof, and any amendments or modifications thereto (collectively, a "Mortgage") presently existing or hereafter encumbering the Building by so declaring in such Mortgage. Within ten (10) days following receipt of a written request from Landlord or mortgagee, Tenant shall execute and deliver to Landlord or mortgagee, without cost, any instrument that Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease. Notwithstanding the foregoing, if the holder of the Mortgage shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant is not in Default.

ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01. Default. The occurrence of any of the following shall be a "Default":

(a)          Tenant fails to pay any Monthly Rental Installments or Additional Rent within ten (10) days after the same is due;

(b)          Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time;

(c)          Tenant shall vacate or abandon the Leased Premises, or fail to occupy the Leased Premises or any substantial portion thereof for a period of not less than thirty consecutive (30) days;

(d)          Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease; or

(e)          All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant files a petition to declare bankruptcy or seeking a plan of reorganization; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within sixty (60) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.

Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a)          Landlord may re-enter the Leased Premises and cure any Default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

(b)          Without terminating this Lease, Landlord may terminate Tenant's right to possession of the Leased Premises, and thereafter, neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord, and Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy that Landlord may have. Upon termination of possession, Landlord may (i) re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord an amount equal to the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term (the "Accelerated Rent Difference"), or (ii) without re-letting, declare the present value (discounted at the Prime Rate) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable as liquidated damages (the "Accelerated Rent"). Upon termination of possession, Tenant shall be obligated to pay to Landlord (A) the Accelerated Rent Difference or the Accelerated Rent, whichever is applicable, (B) all loss or damage that Landlord may sustain by reason of Tenant's Default ("Default Damages"), which shall include, without limitation, expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers' commissions and attorneys' fees, and (C) all unpaid Minimum Annual Rent and Additional Rent that accrued prior to the date of termination of possession, plus any interest and late fees due hereunder (the "Prior Obligations").

(c)          Landlord may terminate this Lease and declare the Accelerated Rent to be immediately due and payable, whereupon Tenant shall be obligated to pay to Landlord (i) the Accelerated Rent, (ii) all of Landlord's Default Damages, and (iii) all Prior Obligations. It is expressly agreed and understood that all of Tenant's liabilities and obligations set forth in this subsection (c) shall survive termination.

(d)          Landlord and Tenant acknowledge and agree that the payment of the Accelerated Rent Difference or the Accelerated Rent as set above shall not be deemed a penalty, but merely shall constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. Neither the filing of a dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate this Lease.

(e)          Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

Section 13.03. Landlord's Default and Tenant's Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder.

Section 13.04. Nonwaiver of Defaults. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06. Attorneys' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys' fees incurred in connection therewith. In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred.

ARTICLE 14 - RESERVED

Reserved.

ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING

ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 15.01. Environmental Definitions.

(a)          "Environmental Laws" shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

(b)          "Hazardous Substances" shall mean those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws and petroleum products.

Section 15.02. Restrictions on Tenant. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

Section 15.03. Notices, Affidavits, Etc. Tenant shall immediately (a) notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 15.04. Tenant's Indemnification. Tenant shall indemnify Landlord from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

Section 15.05. Existing Conditions. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing, generated or released, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease (or any earlier occupancy of the Leased Premises by Tenant) except to the extent Tenant materially exacerbates the same. Landlord shall indemnify Tenant, its agents, employees and contractors from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Tenant in connection with any Hazardous Substances existing, generated or released, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease.

ARTICLE 16 - MISCELLANEOUS

Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State of Missouri.

Section 16.03. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

Section 16.04. Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Leased Premises on the terms contained herein. The offer by Tenant will be irrevocable until 6:00 p.m. EST, fifteen (15) days after the date Landlord receives the Lease executed by Tenant.

Section 16.05. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord, at its own cost, shall pay any commissions due Brokers based on this Lease pursuant to separate agreements between Landlord and Brokers.

Section 16.06. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.01(l). If sent by overnight courier, the notice shall be deemed to have been given one (1) day after sending. If mailed, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party.

Section 16.07. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.08. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant's fiscal year, a copy of Tenant's most recent financial statements prepared as of the end of Tenant's fiscal year. Such financial statements shall be signed by Tenant or an officer of Tenant, if applicable, who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

Section 16.09. Representations and Warranties.

(a)          Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b)          Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

Section 16.10. Signage. Landlord, at its cost and expense, shall provide Tenant with Building standard signage on the main Building directory. Landlord may install such other signs, advertisements, notices or tenant identification information on the Building directory, tenant access doors or other areas of the Building, as it shall deem necessary or proper. Tenant shall not place any exterior signs on the Leased Premises or interior signs visible from the exterior of the Leased Premises without the prior written consent of Landlord. Notwithstanding any other provision of this Lease to the contrary, Landlord may immediately remove any sign(s) placed by Tenant in violation of this Section.

Section 16.11. Consent. Where the consent of a party is required, such consent will not be unreasonably withheld.

Section 16.12. Time. Time is of the essence of each term and provision of this Lease.

Section 16.13. Patriot Act. Each of Landlord and Tenant, each as to itself, hereby represents its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department's Office of Foreign Assets Control, including, without limitation, Executive Order 13224 ("Executive Order"). Each of Landlord and Tenant further represents (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department's Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.

Section 16.14. Option to Extend.

(a)          Grant and Exercise of Option. Provided that (i) no Default by Tenant has occurred and is then continuing, (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord and (iii) Tenant originally named herein or its Permitted Transferee remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, Tenant shall have one (1) option to extend the Lease Term for one (1) additional period of five (5) years (the "Extension Term"). The Extension Term shall be upon the same terms and conditions contained in the Lease except (x) Tenant shall not have any further option to extend, (y) any improvement allowances or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Term, and (z) the Minimum Annual Rent shall be adjusted as set forth herein ("Rent Adjustment"). Tenant shall exercise such option by delivering to Landlord, no later than nine (9) months prior to the expiration of the current Lease Term, written notice of Tenant's desire to extend the Lease Term. Tenant's failure to properly exercise such option shall be deemed a waiver of such option. If Tenant properly exercises its option to extend, Landlord shall notify Tenant of the Rent Adjustment no later than ninety (90) days prior to the commencement of the Extension Term. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within ten (10) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease in the same form as this Lease) reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant's acceptance (or deemed acceptance) of the Rent Adjustment.

(b)          Rent Adjustment. The Minimum Annual Rent for the Extension Term shall be an amount equal to the prevailing market rate for space of comparable size and quality in the Chesterfield, Missouri submarket; provided, however, that in no event shall the Minimum Annual Rent during the Extension Term be less than an amount equal to $24.00 per rentable square foot. The Monthly Rental Installments shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in this Lease.

Section 16.15. Furniture. Tenant shall be permitted to use certain furniture currently in the Leased Premises. The specific furniture shall be agreed upon by Landlord and Tenant prior to the Commencement Date and an inventory thereof shall be prepared and signed by Landlord and Tenant. The furniture shall remain the property of Landlord and upon termination of this Lease all such furniture shall remain in the Leased Premises. Reasonable care shall be taken with all furniture and Landlord shall not be responsible for repairs and maintenance of furniture.

[SIGNATURES CONTAINED ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

GROVE II LLC,
a Missouri limited liability company

By:	/s/ Christopher Pelligreen
Name:	Christopher Pelligreen
Title:	Authorized Signatory

STATE OF MISSOURI	)
) SS:
COUNTY OF ST. LOUIS	)

Before me, a Notary Public in and for said County and State, personally appeared _________________, by me known and by me known to be the _________________ of Grove II LLC, who acknowledged the execution of the foregoing instrument on behalf of said limited liability company as its free act and deed.

WITNESS my hand and Notarial Seal this _____ day of _________________, 2015.

Notary Public

(Printed Signature)

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

TENANT:

ECLAT PHARMACEUTICALS LLC,
a Delaware limited liability company

By:	/s/ Michael S. Anderson
Name:	Michael S. Anderson
Title:	Authorized Signatory

STATE OF MISSOURI	)
) SS:
COUNTY OF ST. LOUIS	)

Before me, a Notary Public in and for said County and State, personally appeared _________________, by me known to be the _________________ of Eclat Pharmaceuticals LLC, who acknowledged the execution of the foregoing instrument on behalf of said limited liability company as its free act and deed.

WITNESS my hand and Notarial Seal this _____ day of _________________, 2015.

Notary Public

(Printed Signature)

EXHIBIT A

ILLUSTRATION OF LEASED PREMISES

[DRAWING ATTACHED]

Exhibit A

EXHIBIT B

TENANT IMPROVEMENTS

1.          Landlord's Obligations. Tenant has personally inspected the Leased Premises and accepts the same "AS IS" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct and install within the Leased Premises, in a good and workmanlike manner, the Tenant Improvements, in accordance with this Exhibit B, and to deliver the Leased Premises to Tenant “broom clean” and in good condition and repair on the date of Substantial Completion. "Substantial Completion" (or any grammatical variation thereof) shall mean completion of construction of the Tenant Improvements, subject only to punch-list items to be identified by Landlord and Tenant in a joint inspection of the Leased Premises prior to Tenant's occupancy

2.          Scope of Work. Landlord shall complete the following work prior to the date of Substantial Completion:

·	Construct new demising walls where indicated in the attached drawing.
·	Install four (4) new offices where indicated in the attached drawing.
·	Install/remove doorways where indicated in the attached drawing.
·	Replace carpet in Leased Premises, excluding reception area, conference room and kitchen.
·	Replace carpet in kitchen with tile.
·	Paint existing and new drywall surfaces.

3.          Schedule and Early Occupancy. Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Tenant Improvements and shall notify Tenant of any material changes to said schedule. Tenant agrees to coordinate with Landlord regarding the installation of Tenant's phone/data wiring and any other trade related fixtures that will need to be installed in the Leased Premises prior to Substantial Completion. In addition, if and to the extent permitted by applicable laws, rules and ordinances, Landlord will give Tenant access to the Leased Premises prior to the scheduled date for Substantial Completion (as may be modified from time to time) in order to install fixtures, equipment and phone/data wiring and otherwise prepare the Leased Premises for occupancy, which right shall expressly exclude making any structural modifications. During any entry prior to the Commencement Date, Tenant shall: (a) comply with all terms and conditions of this Lease other than the obligation to pay rent, (b) not interfere with Landlord's completion of the Tenant Improvements, (c) cause its personnel and contractors to comply with the terms and conditions of Landlord's rules of conduct (which Landlord agrees to furnish to Tenant upon request), and (d) not begin operation of its business therein. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant.

Exhibit B

4.          Tenant Delay. Notwithstanding anything to the contrary contained in the Lease, if Substantial Completion of the Tenant Improvements is delayed beyond the Target Commencement Date as a result of Tenant Delay (as hereinafter defined), then, for purposes of determining the Commencement Date, Substantial Completion of the Tenant Improvements shall be deemed to have occurred on the date that Substantial Completion of the Tenant Improvements would have occurred but for such Tenant Delay. Without limiting the foregoing, Landlord shall use commercially reasonable speed and diligence to Substantially Complete the Tenant Improvements on or before the Target Commencement Date. "Tenant Delay" shall mean any delay in the completion of the Tenant Improvements attributable to Tenant, including, without limitation (i) Tenant's failure to meet any time deadlines specified herein, (ii) changes to the Tenant Improvements requested by Tenant after the date hereof, (iii) the performance of any other work in the Leased Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work, (iv) Landlord's inability to obtain an occupancy permit for the Leased Premises because of the need for completion of all or a portion of improvements being installed in the Leased Premises directly by Tenant, and (v) any other act or omission of Tenant.

5.          Letter of Understanding. Promptly following the Commencement Date, Tenant shall execute Landlord's Letter of Understanding in substantially the form attached hereto as Exhibit C and made a part hereof, acknowledging (a) the Commencement Date of this Lease, and (b) except for any punchlist items, that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to any punch-list items.

[DRAWING ATTACHED]

Exhibit B

EXHIBIT C

LETTER OF UNDERSTANDING

Grove II LLC

540 Maryville Centre Drive, Suite 340

St. Louis, MO 63141

RE:	Office Lease dated as of _____________ ____, 2015 between Grove II LLC ("Landlord") and Eclat Pharmaceuticals LLC ("Tenant"), for 16640 Chesterfield Grove Road, Suite 200, Chesterfield, Missouri 63005 (the "Leased Premises").

Dear _________________________:

The undersigned, on behalf of Tenant, certifies to Landlord as follows:

1.	The Commencement Date under the Lease is _____________________________.

2.	The rent commencement date is _____________________________.

3.	The expiration date of the Lease (subject to extension as provided therein) is _____________________________.

4.	The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.

5.	The Landlord has completed the Tenant Improvements and Tenant has accepted the Leased Premises as of the Commencement Date.

6.	To the best of the undersigned's knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this ____ day of _________________, 20___.

ECLAT PHARMACEUTICALS LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit C

EXHIBIT D

RULES AND REGULATIONS

OFFICE RULES AND REGULATIONS

1.          Tenant shall not display, inscribe, paint or affix any sign, picture, showcase, advertisement or notice on any part of the outside or inside of the Building, or on or about the Leased Premises, without the prior written consent of Landlord, and then only of such color, size, style and material as approved by Landlord. Landlord reserves the right to remove such items placed in the lobbies or corridors or in front of the Building, other than those above provided for, without notice, and at Tenant's expense.

2.          All informational signs to be placed on Tenant's access door must be specified by Landlord or someone designated by it, and the actual cost (including installation) thereof shall be paid by the Tenant. Tenant shall not install or cause to be installed, without Landlord's consent, any shades, blinds, awnings and screens. Tenant shall remove all such signs, shades, blinds, awnings and screens from the Building and the Leased Premises at the end of its tenancy or Landlord may cause the removal to be done at Tenant's expense.

3.          Tenant shall not make any additions to, or alterations in, any part of the Building or Leased Premise by putting up or changing any partition, doors, windows, nor shall there be any nailing, boring, or screwing into the woodwork or walls, nor painting done without the prior written consent of Landlord in each instance. Any and all additions and alterations to the Leased Premises shall be at Tenant's expense.

4.          All glass, locks and trimmings in or about the doors or windows, and all electric globes and shades belonging to the Building or Leased Premises shall be kept whole and, whenever broken by any Tenant, shall be immediately replaced or repaired and put in order by such Tenant to the satisfaction of Landlord.

5.          Tenant shall not place additional locks upon any door of the Leased Premises, nor permit any duplicate keys to be made, but if more than two keys for any door are desired, the additional number must be procured from Landlord and paid for by Tenant. Tenant shall surrender all keys to the Leased Premises and Building at the end of its tenancy.

6.          If Tenant desires telegraph, telephone or data connections, Landlord will direct the electricians (whether hired by Landlord or Tenant) as to where the wires are to be introduced at Tenant's expense, and without such direction no boring or cutting for wires shall be permitted.

7.          Landlord reserves the right to prescribe the weight and proper position of safes and mechanical equipment. All safes, furniture, boxes and bulky articles and packages and any items similar to the foregoing (all of the foregoing being referred to as the "Items") shall be moved into or out of the Building or from one part of the Building to another under the supervision of Landlord and at such times and according to such regulations as may be designated from time to time by Landlord. The Items shall be carried up or down only in the elevator and at the entrance designated by Landlord. Tenant shall be responsible for all damage to the walls, floors or other parts of the Building caused by or connected with any moving, or caused by and Item while in the Building. Tenant shall not place any engine, boiler or other machinery upon the Leased Premises.

Exhibit D

8.          Tenant shall not do or permit anything to be done in the Leased Premises, or bring or keep anything therein which will in any way increase the rate of insurance on the Building, or on property kept therein; or anything which will be dangerous to life, or limb, or which will lend to create a nuisance or injure the reputation of the Building; or use flammable liquid, camphene, alcohol, kerosene or anything except steam, gas or electricity in lighting or heating the Leased Premises; or bring into the Leased Premises or keep therein any heating or lighting apparatus, except floor and desk lamps, other than that provided by Landlord; or install any air conditioning or air-cooling apparatus without the written consent of Landlord; or obstruct or interfere with the rights of other tenants or Landlord; or in any way injure or annoy them, or conflict with the laws relating to fires, or with the regulations of the Fire Department, or with any insurance policy upon the Building or any part thereof; or conflict with any of the laws, rules or regulations of any governmental agency or municipality having jurisdiction.

9.          Tenant shall not use the Leased Premises for an illegal or immoral purpose. Tenant shall not sell or distribute beer, wine or intoxicating liquor in the Building without the written consent of Landlord in each instance.

10.         Tenant shall not occupy or use any room or rooms as sleeping or lodging apartments.

11.         The sidewalk, passages, lobbies, corridors, elevator and stairways shall not be obstructed by Tenant, or used except for ingress and egress to the Leased Premises.

12.         The doors, skylights, windows and transoms that reflect or admit light into passageways or any areas in the Building, shall not be covered or obstructed by Tenant. Nothing shall be thrown by the Tenant, its agents, employees, invitees and guests, out of the windows or door, or down the passages or skylights of the Building.

13.         Tenant, its agents, employees, invitees and guests shall not make noise, cause disturbances or vibrations or use or operate any electrical or electronic devices or any other devices that emit sounds or disturbances, or create odors that interfere or annoy in any way the other tenants, their agents, employees, invitees and guests. Tenant shall not conduct auctions in the Leased Premises nor make any room-to-room canvass to solicit business from other tenants in the Building.

14.         Tenant shall not cause or allow to be caused any waste or misuse of water or other utilities. Building equipment and utilities shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse shall be borne by the tenant causing same.

15.         Tenant shall, when leaving the Leased Premises at close of business, or when the Leased Premises are unoccupied at any time, lock doors, and in the event of any default or carelessness in this respect, shall be liable for all injury sustained by other tenants, by Landlord, or by either of them, for damages resulting from such default or carelessness.

16.         Tenant shall not allow any animals or birds in any part of the Building without the consent of Landlord.

17.         Any person or persons, other than the janitorial staff of Landlord, who shall be employed for the purpose of cleaning the Leased Premises, shall be employed at Tenant's expense, and Landlord shall be in no way responsible for any loss of property on or from the Leased Premises, however occurring, or any damage done to the furniture or other effects of any tenant, by any cleaning contractor furnished by Tenant or anyone under him. Tenant will report any lack of attention in service of the Building to Landlord.

18.         Landlord shall have the right, with pass key or otherwise, to enter any Leased Premises at any time with 24 hours’ notice or in case of emergency, or times to examine the same or to make such repairs or alterations as it shall deem necessary for the safety, preservation or improvement of the Building or the Leased Premises, or for the purpose of cleaning, watching or inspecting same and, during the last six (6) months of the term of the Lease, may show the premises to prospective tenants and put up customary "For Rent" signs.

Exhibit D

19.         Tenant shall not accumulate or store in the Leased Premises any waste paper, discarded records, books, paper, files, rubbish or other combustible matter.

20.         The Landlord reserves the right to exclude from the Building all drunken and disorderly persons, solicitors, persons creating a disturbance and persons entering in crowds or in such unusual numbers as to cause inconvenience to the tenants of the Building.

21.         Landlord reserves the rights to vending services in the Building.

22.         Building hours are as follows:

Monday through Friday	7:00 A.:M. - 6:00 P.M.
Saturday	7:00 A.M. - 1:00 P.M.
Sunday and Legal Holidays	None

23.         All smoking of cigarettes, cigars, pipes, etc., is prohibited within the Building or within fifty (50’) feet of any entrance thereto.

It is Landlord's desire to maintain in the Building and Common Areas the highest standard of dignity and good taste consistent with comfort and convenience for tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. The Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building and Common Areas, and for the preservation of good order therein.

Exhibit D